Exhibit 99.4

CONSENT OF JANNEY MONTGOMERY SCOTT LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of New Century Bancorp, Inc. (the “Company”), as Appendix D to the Joint Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of Select Bancorp, Inc. with and into the Company and to the references to our firm and such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Janney Montgomery Scott

/s/ Janney Montgomery Scott

Philadelphia, Pennsylvania

March 27, 2014